FIRST AMENDMENT TO AMENDED EXECUTIVE EMPLOYMENT AGREEMENT THIS FIRST AMENDMENT TO AMENDED EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”) is an agreement made between BioLife Solutions, Inc., a Delaware corporation (“Employer” or the “Company”), and Aby J. Mathew, PhD (“Executive”). Executive and the Employer are sometimes referred to herein as the “Parties.” The effective date is January 5, 2023 (“Effective Date”). WHEREAS, the Parties entered into that certain Amended Executive Employment Agreement effective December 1, 2020 as amended (the “Agreement”); and WHEREAS, the Parties wish to amend the Agreement as set forth herein; NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, the Employer and the undersigned Executive agree as follows: 1. Defined Terms. Except as specifically provided herein, capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement. 2. Amendment of Section 5.d(ii). As of the Effective Date, Section 5.d(ii) of the Agreement is hereby deleted and replaced in its entirety with the following (exclusive of subparagraphs (A) through (E) of the Agreement which are not deleted shall remain in full force and effect): 5. . . . d. . . . ii. Employer may terminate Executive’s employment under this Agreement or Executive may resign for Good Reason upon or within 12 months following a Change in Control without advance notice; provided, however, that Employer will pay, no later than sixty (60) days from the termination date in a lump sum: . . . 3. Amendment of Section 5.(d)(iv). As of the Effective Date, Section 5.d(ii) of the Agreement is hereby deleted and replaced in its entirety with the following: 5 . . . . d. . . . iv. Upon termination of Executive’s employment hereunder due to a Change in Control, including by Executive for Good Reason, all unvested stock options, awards, or other equity grants or awards shall immediately fully vest. Executive or Executive’s estate (as the case may be) shall be entitled to receive any vested benefits required to be paid by law and any vested compensation required to be paid by law. 4. No Other Amendments. Nothing in this Amendment is intended to amend any language of the Agreement other than as specifically set forth above, and the remainder of the Agreement shall be unmodified and remain in full force and effect.

2 IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended Executive Employment Agreement as of the date and year first above written. BIOLIFE SOLUTIONS, INC. By: Michael Rice Chief Executive Officer EXECUTIVE: ___________________________ Aby J. Mathew, PhD